Exhibit 10.1
AMENDMENT NO. 3 TO RATIFICATION AGREEMENT AND
AMENDMENT NO. 10 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 3 TO RATIFICATION AGREEMENT AND AMENDMENT NO. 10 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 17, 2009, is by and among Wachovia Capital Finance Corporation (Central), an Illinois corporation, in its capacity as agent acting for and on behalf of the parties to the Loan Agreement (as hereinafter defined) as lenders (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (each individually a “Lender” and collectively, “Lenders”), Hartmarx Corporation, a Delaware corporation, as Debtor and Debtor-in-Possession (“US Borrower”), Coppley Apparel Group Limited, an Ontario corporation (“Canadian Borrower”; together with US Borrower, each individually, a “Borrower” and collectively, “Borrowers”), and each of the companies listed on Exhibit A hereto as guarantors, each as Debtor and Debtor-in-Possession (each individually a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H

WHEREAS, Borrowers and Guarantors have entered into financing arrangements with Agent and Lenders pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in, and subject to the terms and conditions of, the Loan and Security Agreement, dated August 30, 2002, by and among Agent, Lenders, JPMorgan Chase Bank, in its capacity as syndication agent for Lenders, Wells Fargo Foothill, LLC, in its capacity as documentary agent for Lenders, Borrowers and Guarantors (as amended and supplemented by Amendment No. 1 to Loan and Security Agreement, dated February 25, 2003, Amendment No. 2 to Loan and Security Agreement, dated July 22, 2004, Amendment No. 3 to Loan and Security Agreement, dated January 3, 2005, Amendment No. 4 to Loan and Security Agreement, dated October 31, 2005, Amendment No. 5 to Loan and Security Agreement dated September 29, 2006, Amendment No. 6 to Loan and Security Agreement, dated May 26, 2007, Amendment No. 7 to Loan and Security Agreement, dated March 14, 2008, the Ratification and Amendment Agreement, dated as of January 23, 2009 (“Ratification Agreement”), the Amendment No. 1 to Ratification Agreement and Amendment No. 8 to Loan and Security Agreement, dated as of June 1, 2009 (“Amendment No. 8”), the Amendment No. 2 to Ratification Agreement and Amendment No. 9 to Loan and Security Agreement, dated as of July 7, 2009 (“Amendment No. 9”), and this Amendment (as the same now exists, is amended hereby and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”)) and the other Financing Agreements (as defined in the Loan Agreement);

WHEREAS, US Borrower and each Guarantor have each commenced a case under Chapter 11 of the Bankruptcy Code (as defined in the Ratification Agreement) in the Bankruptcy Court (as defined in the Ratification Agreement) and US Borrower and each Guarantor have retained possession of their respective assets and are authorized under the Bankruptcy Code to continue the operation of their respective businesses as a debtor-in-possession;

WHEREAS, Canadian Borrower has commenced a proceeding under the CCAA (as defined in the Ratification Agreement) in the CCAA Court (as defined in the Ratification

Agreement) and Canadian Borrower has retained possession of its assets and is authorized under the CCAA to continue the operation of its business as a debtor-in-possession;

WHEREAS, prior to the commencement of the Chapter 11 Cases and the CCAA Case, Agent and Lenders made loans and advances and provided other financial accommodations to Borrowers secured by substantially all assets and properties of Borrowers and Guarantors as set forth in the Existing Financing Agreements (as defined in the Ratification Agreement); and

WHEREAS, Debtors have requested that Agent and Lenders make certain amendments to the Loan Agreement, the Ratification Agreement and the other Financing Agreements as set forth herein, which Agent and Lenders are willing to do subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual conditions and agreements and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     Interpretation.

1.1           For purposes of this Amendment, unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement.

SECTION 2.    Amendments.

2.1           Additional Definition.  As used herein, the following terms shall have the meanings given to them below, and the Loan Agreement, the Ratification Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

(a)           “Amendment No. 10” shall mean Amendment No. 3 to Ratification Agreement and Amendment No. 10 to Loan and Security Agreement, dated as of July 17, 2009, by and among Borrowers, Guarantors, Agent and Lenders, as it now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b)           “Second 7/09 Budget” shall mean the Budget, in form and substance satisfactory to Agent and Required Lenders, setting forth the Projected Information with respect to the period commencing with the week ending July 24, 2009 through and including the week ending July 31, 2009.

2.2           Term.  Section 13.1(a) of the Loan Agreement is hereby amended by deleting the first sentence of such Section in its entirety and replacing it with the following:

“This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the earlier to occur of (i) July 31, 2009, (ii) the later of (A) the close of business on the business day immediately preceding the Emerisque Sale Closing Date and (B) the close of business on the business day immediately preceding the closing date of the sale of substantially all of the assets of Canadian Borrower, (iii) the date of the confirmation of a plan of reorganization or liquidation for any Debtor in the Chapter 11 Cases, and (iv) the last termination date set forth in the Final Financing Order (the earlier to occur of clauses (i), (ii), (iii) and (iv) referred to herein as the “Maturity Date”); provided, that, (1)(x) from and after the Emerisque Sale Closing Date, if the closing date of the sale of substantially all of the assets of Canadian Borrower has not occurred and the Maturity Date has not otherwise occurred, the US Commitments shall be reduced to $0, and (y) from and after the closing date of the sale of substantially all of the assets of Canadian Borrower, if the Emerisque Sale Closing Date has not occurred and the Maturity Date has not otherwise occurred, the Canadian Commitments shall be reduced to $0, and (2) this Agreement and all other Financing Agreements must be terminated simultaneously.”

2.3           Budget.  Effective as of the date of this Amendment, Section 5.3(c) of the Ratification Agreement is hereby amended and restated in its entirety as follows:

“Each Borrower acknowledges, confirms and agrees that: (i) commencing with the week ending May 29, 2009, for the trailing three (3) week period ending on the Friday of each week, (i) the actual aggregate weekly cash receipts during such period for all line items in the Budget shall not be less than ninety (90%) percent of the projected aggregate weekly cash receipts during such period for all such line items in the Budget, (ii) commencing with the week ending May 29, 2009, for the trailing three (3) week period ending on the Friday of each week, the actual aggregate weekly cash disbursements for “employee related expenses”, “inventory related expenses”, “overhead related expenses” (as each such term is defined in the Budget) and all other expenses (taken as a whole) during such period shall not be greater than one hundred ten (110%) percent of the projected aggregate weekly cash disbursements for each such category of expenses set forth in the Budget during such period, (iii) commencing with the week ending May 29, 2009, for the trailing three (3) week period ending on the Friday of each week, the actual aggregate weekly cash disbursements for all line items in the Budget during such period shall not be greater than one hundred ten (110%) percent of the projected aggregate weekly cash disbursements for all such line items set forth in the Budget during such period, (iv) commencing with the week ending July 3, 2009, for the one (1) week period ending on the Friday of each week, the actual aggregate principal amount of Loans and Letter of Credit Accommodations outstanding during such period shall not be greater than one hundred (100%) percent of the projected aggregate principal amount of Loans and Letter of Credit Accommodations outstanding as set forth in the Budget during such period, and (v) commencing with the week ending July 17, 2009, for the one (1) week period ending on the Friday of each week, the actual aggregate principal amount of the Loans and Letter of Credit Accommodations outstanding at any time to Borrowers that exceed the US Borrowing Base shall not be greater than the projected Available Liquidity (Shortfall) set forth on the line item entitled “Available Liquidity (Shortfall)” in the Second 7/09 Budget for such period.”

2.4           Sale Milestones.  Notwithstanding anything to the contrary contained in Amendment No. 8, not later than July 31, 2009, (a) the Emerisque Sale Closing Date shall occur and (b) Borrowers shall remit to the Agent Payment Account on the Emerisque Sale Closing Date all of the proceeds of such Sale.

SECTION 3.    Second 7/09 Budget.

3.1           On or prior to the date of this Amendment, Borrowers shall have prepared and delivered to Agent, in form and substance satisfactory to Agent, the Second 7/09 Budget, a copy of which is annexed hereto as Exhibit B.

3.2           Borrowers and Guarantors hereby acknowledge, confirm and agree that (i) the Second 7/09 Budget shall in all respects be subject to the terms and conditions of Section 5.3 of the Ratification Agreement, (ii) Borrowers shall be required to comply with the requirements of Section 5.3 of the Ratification Agreement with respect to the Second 7/09 Budget and (iii) any Material Budget Deviation with respect to the Second 7/09 Budget shall constitute an Event of Default under the Financing Agreements.

SECTION 4.    Representations, Warranties and Covenants.

Each Borrower and Guarantor hereby represents, warrants and covenants with and to Agent and Lenders as follows:

4.1           Financing Order and CCAA Order.

(a)           The Final Financing Order has been duly entered, is valid, subsisting and continuing and has not been vacated, modified, reversed on appeal, or vacated or modified by any order of the Bankruptcy Court (other than as consented to by Agent) and is not subject to any pending appeal or stay or other action by the Bankruptcy Court which impairs or prevents the enforcement of any provision contained therein.

(b)           The CCAA Order has been duly entered, is valid, subsisting and continuing and shall not be vacated, modified, reversed on appeal, or vacated or modified by any order of the CCAA Court (other than as consented to by Agent and Lenders) and shall not be subject to any pending appeal, stay or other action by the CCAA Court which impairs or prevents the enforcement of any provision contained therein.

4.2           Use of Proceeds.  Notwithstanding anything to the contrary set forth in Section 6.6 of the Loan Agreement, (a) all Loans and Letter of Credit Accommodations provided by Agent or any Lender to Borrowers pursuant to the Financing Orders, the CCAA Order, the Loan Agreement or otherwise, shall be used by Borrowers for general operating and working capital purposes in the ordinary course of business of Borrowers in accordance with the Second 7/09 Budget pursuant to Section 5.3 of the Ratification Agreement, and (b) unless authorized by the Bankruptcy Court and/or the CCAA Court and approved by Agent in writing, no portion of any administrative expense claim or other claim relating to the Chapter 11 Cases and/or the CCAA Case shall be paid with the proceeds of Loans or Letter of Credit Accommodations provided by Agent and Lenders to Borrowers, other than those administrative expense claims and other claims relating to the Chapter 11 Cases and/or the CCAA Case directly attributable to the operation of the business of any Borrower or Guarantor in the ordinary course of such business in accordance with the Financing Agreements and the Second 7/09 Budget.

4.3           Binding Effect of Documents.  This Amendment and the other Financing Agreements to which it is a party have been duly executed and delivered by such Borrower or Guarantor, as the case may be, and are in full force and effect.  The agreements and obligations of each Borrower and Guarantor contained in the Financing Agreements constitute legal, valid and binding obligations of each such party enforceable by Agent against each such party in accordance with their respective terms.

4.4           No Defaults.  After giving effect to this Amendment, no Default or Event of Default exists as of the date of this Amendment.

4.5           No Conflict, Etc.  The execution and delivery and performance of this Amendment by each Borrower and Guarantor will not violate any material agreement, instrument or undertaking by which it is bound, and will not result in, or require, the creation or imposition of any lien, charge, security interest or other encumbrance on any of its properties or revenues.

SECTION 5.    Conditions Precedent.  This Amendment shall not become effective unless all of the following conditions precedent have been satisfied in full, as determined by Agent and Lenders:

5.1           The receipt by Agent of an original (or faxed or electronic copy) of this Amendment, duly authorized, executed and delivered by each Debtor and each Lender;

5.2           The receipt by Agent of the Second 7/09 Budget; and

5.3           Other than the voluntary commencement of the Chapter 11 Cases and the CCAA Case, no material impairment of the priority of Agent’s and Lenders’ security interests in the Collateral shall have occurred from the date of the latest field examinations of Agent and Lenders to the Petition Date.

SECTION 6.    Provisions of General Application.

6.1           Effect of this Amendment.  Except as expressly amended pursuant hereto and except for the consents and waivers expressly granted herein, no other changes or modifications to the Financing Agreements are intended or implied and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.  The Loan Agreement and this Amendment shall be read and construed as one agreement.

6.2           Additional Events of Default.  The parties hereto acknowledge, confirm and agree that it shall constitute an Event of Default under the Loan Agreement and the other Financing Agreements if any Borrower or Guarantor fails to comply with the covenants, conditions and agreements contained herein.

6.3           Governing Law.  The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois, unless otherwise expressly provided in a Financing Agreement, except to the extent that the provisions of the Bankruptcy Code are applicable and specifically conflict with the foregoing.

6.4           Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.  Any acknowledgments or consents contained herein shall not be construed to constitute a consent to any other or further action by any Borrower or Guarantor or to entitle such Borrower or Guarantor to any other consent.

6.5           Further Assurances.  Each Borrower and Guarantor shall, at its expense, at any time or times duly execute and deliver, or shall use its best efforts to cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, collateral assignments, UCC or PPSA financing statements or amendments or continuations thereof, landlord’s or mortgagee’s waivers of liens and consents to the exercise by Agent and Lenders of all the rights and remedies hereunder, under any of the other Financing Agreements, any Financing Order, the CCAA Order or applicable law with respect to the Collateral, and do or use its best efforts to cause to be done such further acts as may be reasonably necessary or proper in Agent’s opinion to evidence, perfect, maintain and enforce the security interests of Agent and Lenders, and the priority thereof, in the Collateral and to otherwise effectuate the provisions or purposes of the Ratification Agreement, this Amendment, any of the other  Financing Agreements, the Financing Order or CCAA Order.  Upon the request of Agent, at any time and from time to time, each Borrower and Guarantor shall, at its cost and expense, do, make, execute, deliver and record, register or file updates to the filings of Agent and Lenders with respect to the Intellectual Property with the United States Patent and Trademark Office, the financing statements, mortgages, deeds of trust, deeds to secure debt, and other instruments, acts, pledges, assignments and transfers (or use its best efforts to cause the same to be done) and will deliver to Agent and Lenders such instruments evidencing items of Collateral as may be requested by Agent.  Upon the request of Agent, at any time and from time to time, Borrowers and Guarantors shall, at their cost and expense deliver to Agent any financial information, projections, budgets, business plans, cash flows and such other information as Agent shall reasonably request.

6.6           Costs and Expenses.  In addition to and not in limitation of the provisions of Section 9.21 of the Loan Agreement, Borrowers shall pay to Agent on demand all costs and expenses that Agent and Lenders shall pay or incur in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of the Ratification Agreement, this Amendment, the other Financing Agreements, the Financing Order or the CCAA Order, including, without limitation: (a) reasonable attorneys' and paralegals' fees and disbursements of counsel to, and reasonable fees and expenses of consultants, accountants and other professionals retained by, Agent and Lenders; (b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Ratification Agreement, the Amendment, the other Financing Agreements, the Financing Order, the CCAA Order and the transactions contemplated hereby and thereby; (c) taxes, fees and other charges for recording any agreements or documents with any Governmental Authority, and the filing of UCC or PPSA financing statements and continuations, and other actions to perfect, protect, and continue the security interests and liens of Agent in the Collateral; (d) sums paid or incurred to pay any amount or take any action required of Borrowers and Guarantors under the Financing Agreements, the Financing Order or the CCAA Order that Borrowers and Guarantors fail to pay or take; (e) costs of appraisals, inspections and verifications of the Collateral and including travel, lodging, and meals for inspections of the Collateral and the Debtors’ operations by Agent or its agents and to attend court hearings or otherwise in connection with the Chapter 11 Cases; (f) costs and expenses of preserving and protecting the Collateral; (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and Debtors' operations, plus a per diem charge at the rate of $1,000 per person per day for Agent’s examiners in the field and office; provided, that, so long as no Default or Event of Default shall exist or have occurred and be continuing, Debtors shall not be required to pay such per diem charge for more than four (4) such field examinations in any twelve (12) month period (and any field examinations conducted at such time as a Default or Event of Default shall exist or have occurred and be continuing shall not be deemed to constitute a field examination for purposes of such limitation); and (h) costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the security interests and liens of Agent and Lenders, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Ratification Agreement, this Amendment, the other Financing Agreements, the Financing Order or the CCAA Order, or to defend any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters).  The foregoing shall not be construed to limit any other provisions of the Financing Agreements regarding costs and expenses to be paid by Borrowers.  All sums provided for in this Section shall be part of the Obligations, shall be payable on demand, and shall accrue interest after demand for payment thereof at the highest rate of interest then payable under the Financing Agreements.  Agent is hereby irrevocably authorized to charge any amounts payable hereunder directly to any account maintained by Agent with respect to any Borrower or Guarantor.

6.7           Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

6.8           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic means shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic means shall also deliver an originally executed counterpart of this Amendment, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

AGENT AND LENDERS:

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as Agent and as Lender

By:	/s/ Vicky Geist
Name:	Vicky Geist
Title:	Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Lynn D. Simmons
Name:	Lynn D. Simmons
Title:	Senior Vice President

JPMORGAN BUSINESS CREDIT CORP., as a Lender

By:	/s/ Christopher D. Zawie
Name:	Christopher D. Zawie
Title:	Senior Vice President

WEBSTER BUSINESS CREDIT, as a Lender

By:	/s/ Julian Vigder
Name:	Julian Vigder
Title:	AVP

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to Amendment No. 3 to Ratification Agreement; Amendment No. 10 to LSA]

[SIGNATURES CONTINUED FROM PRIOR PAGE]

THE CIT GROUP/COMMERCIAL SERVICES, INC., as a Lender

By:	/s/ Samuel Addison
Name:	Samuel Addison
Title:	AVP

UPS CAPITAL CORPORATION, as a Lender

By:	/s/ John P. Holloway
Name:	John P. Holloway
Title:	Director, Portfolio Management

RZB FINANCE LLC, as a Lender

By:	/s/ Christoph Hoedl
Name:	Christoph Hoedl
Title:	First Vice President

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to Amendment No. 3 to Ratification Agreement; Amendment No. 10 to LSA]

[SIGNATURES CONTINUED FROM PRIOR PAGE]

BORROWERS

HARTMARX CORPORATION, as Debtor and Debtor-in-Possession

By:	/s/ Taras R. Proczko
Name:	Taras R. Proczko
Title:	Senior Vice President

COPPLEY APPAREL GROUP LIMITED

By:	/s/ Taras R. Proczko
Name:	Taras R. Proczko
Title:	Vice President

GUARANTORS

EACH OF THE COMPANIES LISTED ON EXHIBIT A HERETO, each as Debtor and Debtor-in-Possession

By:	/s/ Taras R. Proczko
Name:	Taras R. Proczko
Title:	Vice President

[Signature Page to Amendment No. 3 to Ratification Agreement; Amendment No. 10 to LSA]

EXHIBIT A
TO
AMENDMENT

Guarantors

Anniston Sportswear Corporation
Consolidated Apparel Group, Inc.
Direct Route Marketing Corporation
Hart Schaffner & Marx
Hickey-Freeman Co., Inc.
HMX Sportswear, Inc.
International Women’s Apparel, Inc.
Jaymar-Ruby, Inc.
HMX Luxury, Inc.
Monarchy Group, Inc., formerly known as M Acquisition Corp.
M. Wile & Company, Inc.
National Clothing Company, Inc.
Simply Blue Apparel, Inc., formerly known as SB Acquisition Corp.
Universal Design Group, Ltd.
Briar, Inc.
Chicago Trouser Company, Ltd.
C. M. Clothing, Inc.
C. M. Outlet Corp.
Country Miss, Inc.
Country Suburbans, Inc.
E-Town Sportswear Corporation
Fairwood-Wells, Inc.
Gleneagles, Inc.
Handmacher Fashions Factory Outlet, Inc.
Handmacher-Vogel, Inc.
Hartmarx International, Inc.
Hart Services, Inc.
Thos. Heath Clothes, Inc.
Higgins, Frank & Hill, Inc.
Hoosier Factories, Incorporated
HSM University, Inc.
Intercontinental Apparel, Inc.
JRSS, Inc.
Kuppenheimer Men’s Clothiers Dadeville, Inc.
NYC Sweaters, Inc.
106 Real Estate Corp.
Robert Surrey, Inc.
Robert’s International Corporation
SALHOLD, Inc.
Seaford Clothing Co.
Society Brand, Ltd.
Sweater.com Apparel, Inc.
TAG Licensing, Inc.
Tailored Trend, Inc.
Thorngate Uniforms, Inc.
Trade Finance International Limited
Winchester Clothing Company
Yorke Shirt Corporation
Zooey Apparel, Inc.